Exhibit 99.1

Contacts:
Investor Relations:	Public Relations:
Ed Lockwood	Kim Milosevich
(408) 519-9345	OutCast PR for TiVo
Email: ir@tivo.com	(415) 392-8282
Email: kim@outcastpr.com

TiVo Triples Subscription Additions and Reports Positive Cash Flow in Q4;

Raises Annual Guidance to Reflect Doubling of Subscription Base

•	Subscription base grew to more than 1.3 million;

•	Revenues 85% higher than Q4 of last year; $143 million cash position strongest in 3 years;

•	Announces $50 million plan that is expected to result in a doubling of subscription base and enables TiVo to achieve sustainable profitability by the end of next year.

SAN JOSE, CA – March 4, 2004 – TiVo (NASDAQ: TIVO), the creator of and a leader in television services for digital video recorders (DVRs), reported today that it added a record 330,000 subscriptions in the fourth quarter, nearly triple the number added in Q4 of last year. The Company’s total subscription base more than doubled during the fiscal year to over 1.3 million.

Net revenue for the quarter increased 85% to $42.6 million, compared with $23.0 million for the three months ended January 31, 2003. Net loss for the quarter was ($12.4) million, or ($0.18) per share, an improvement from a net loss of ($32.5) million, or ($0.56) per share, for the three months ended January 31, 2003. Excluding non-cash items related to the conversion of Notes Payable during the periods, TiVo’s net loss for the quarter was ($7.9) million, or ($0.12) per share, an improvement from a net loss of ($14.7) million, or ($0.25) per share, for the three months ended January 31, 2003. Cash Flow From Operations during the quarter was a positive $13.4 million, compared with $2.4 million in Q4 of last year. For the year ended January 31, 2004 net revenue was $141.1 million and net loss was ($32.0) million or ($0.48) per share. TiVo also reported its first full year of positive Adjusted EBITDA.*

TiVo ended the quarter and its fiscal year with $143.2 million in cash, compared to $44.2 million a year ago. This represents TiVo’s largest cash balance and strongest capital position in over three years.

With retailers offering ten digital video recorder models powered by TiVo this past quarter, TiVo enjoyed its most successful holiday season ever. Of the 330,000 net new subscriptions added in the quarter, approximately 200,000 resulted from TiVo’s relationship with DIRECTV, demonstrating 33% sequential growth, and five times the number of new DIRECTV subscriptions added in Q4 of last year. The remaining 130,000 net new subscription additions represented more than double the growth in TiVo Service subscriptions experienced in the previous quarter.

TiVo Announces $50 million Growth Plan That is Expected to Result in Doubling of Subscription Base, 40% Higher Annual Subscription Adds Than Prior Guidance, and Sustainable Profitability by the end of Fiscal Year 2006.

“In view of these record results, acceleration in the market and the strongest cash balance we’ve had in three years, we believe the time is right to take advantage of the exciting growth opportunities that lie ahead of us,” said Mike Ramsay, TiVo’s Chairman and CEO. “We are investing in sub acquisition to significantly build subscription and revenue growth, and to drive sustainable profitability by the end of fiscal year 2006.”

During its current fiscal year, TiVo plans to invest up to $50 million in subscription acquisition. As a result of this program, management has increased its guidance for subscription additions. More importantly, the growth plan will put TiVo on a trajectory of higher profitability. Management currently expects that the company will reach profitability by the end of its fiscal year ending January 31, 2006.

Management Raises Guidance for Fiscal Year 2005; Expects to More than Double Subscription Base

TiVo announced a 40% increase in its subscription guidance for the upcoming year to a revised expectation of 1.5 million to 1.6 million from a prior expectation of 1.0 to 1.2 million. This represents more than double TiVo’s 708,000 subscription additions in FY04. This guidance reflects the 1 million new subscriptions that DIRECTV recently announced it expects to add during the year, and includes 500,000 to 600,000 new TiVo Service subscription additions. This would result in an installed base nearing 3 million subscriptions by January 31, 2005.

Management also increased guidance for service and technology revenues to a range of $100 million to $115 million. As a result of the $50 million investment in more aggressive growth, management expects an operating loss for the year of $75 million to $90 million.

Management Provides Guidance for the First Quarter

Management provided initial guidance for its quarter ending April 30, 2004. Management expects 180,000 to 200,000 net subscription additions in the quarter, ending with approximately 1.5 million subscriptions. Below is additional detail of Q1 guidance:

First Quarter Management Guidance

(in millions, except subscription numbers)

Quarter ending April 30, 2004
Service Revenues	$21.0 – $21.7
Technology Revenues	$2.0 – $2.5

Service and Technology Revenues	$23.0 – $24.2
Rebates, Revenue Share, and Other Payments to Channel	$(5.8) – $(6.1)
Cost of Service and Technology Revenues	$(7.9) – $(8.3)
Hardware Gross Profit	$(2.4) – $(2.7)

Gross Profit	$6.5 – $7.5
Research and Development	$(9.1) – $(9.4)
Sales and Marketing	$(7.2) – $(7.5)
General and Administrative	$(5.6) – $(5.8)

Operating Loss	$(13.0) – $(15.0)

Total Subscriptions Net Additions	180,000 – 200,000
Cumulative Subscriptions	Approx. 1.5 million

* Adjusted EBITDA

TiVo presents Adjusted EBITDA because management considers it an important supplemental measure of TiVo’s performance. Management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in TiVo’s industry. It was also used to evaluate management’s performance during the past fiscal year. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus the change in deferred revenue, preferred stock dividend and non-cash items related to stock compensation. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA should be used in addition to, but not as a substitute for net loss prepared in accordance with GAAP. A reconciliation of EBITDA and Adjusted EBITDA to net loss is contained in tabular form in the “Other Data” section of this press release.

Conference Call and Web Cast

TiVo will host a conference call to discuss fourth quarter financial and operating performance at 2:00 pm PT (5:00 pm ET), today, March 4, 2004. To listen to the discussion, please visit www.tivo.com/ir and click on the link provided for the webcast conference call or dial 877-502-9276 and use the password 743351. The web cast will be archived and available through March 12, 2004 at www.tivo.com/ir or by calling 888-203-1112 and entering the conference ID number 743351.

About TiVo

Founded in 1997 with the mission to dramatically improve consumers’ television viewing experiences, TiVo (NASDAQ: TIVO) is the creator of television services for digital video recorders (DVRs). TiVo’s leadership has defined and inspired the entire category, earning the company patents for pioneering inventions associated with DVR software and hardware design. TiVo was the first to deliver on the promise of consumer choice and control over TV viewing, building a loyal and passionate subscription base with over 97% of customers surveyed recommending TiVo to a friend. This enthusiasm has contributed to overwhelming growth over the past year, and TiVo’s total subscription base exceeds 1.3 million. TiVo is headquartered in San Jose, CA. Additional information can be found at www.tivo.com.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business, services, business development, strategy, customers or other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the “Factors That May Affect Future Operating Results.” More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, as amended, and the Quarterly Reports on Form 10-Q for the periods ended April 30, 2003, July 31, 2003, and October 31, 2003, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	January 31, 2004			January 31, 2003
	As reported	Less the effect of non-cash items related to notes payable conversion	Excluding the effect of non-cash items related to notes payable conversion	As reported	Less the effect of non-cash items related to notes payable conversion	Excluding the effect of non-cash items related to conversion
Service revenues	$19,083		$19,083	$11,350		$11,350
Technology revenues	2,126		2,126	2,365		2,365

Service and Technology revenues	21,209	—	21,209	13,715	—	13,715

Hardware sales	25,537		25,537	14,511		14,511
Rebates, rev share & other pmts to channel	(4,114)		(4,114)	(5,212)		(5,212)

Net revenues	42,632	—	42,632	23,014	—	23,014

Cost of service revenues	5,252		5,252	4,719		4,719
Cost of technology revenues	2,496		2,496	2,110		2,110
Cost of hardware sales	26,687		26,687	14,048		14,048

Gross profit	8,197	—	8,197	2,137	—	2,137

Research and development	5,474		5,474	6,319		6,319
Sales and marketing	4,742		4,742	3,965		3,965
General and administrative	4,508		4,508	3,365		3,365

Operating loss	(6,527)	—	(6,527)	(11,512)	—	(11,512)

Interest and other income (expense), net	(207)		(207)	(556)		(556)
Amortization and accretion related to conversion of notes payable	(5,330)	4,471	(859)	(20,298)	17,870	(2,428)
Provision for taxes	(297)		(297)	(164)		(164)

Net loss attributable to common stockholders	$(12,361)	$4,471	$(7,890)	$(32,530)	$17,870	$(14,660)

Net loss per share - basic and diluted	$(0.18)		$(0.12)	$(0.56)		$(0.25)

Shares used in per share computation	69,055		67,842	58,496		57,576

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Twelve Months Ended
	January 31, 2004			January 31, 2003
	As reported	Less the effect of non-cash items related to notes payable conversion	Excluding the effect of non- cash items related to notes payable conversion	As reported	Less the effect of one-time items related to AOL agreement	Less the effect of non-cash items related to notes payable conversion	Excluding the effect of AOL agreement & conversion
Service revenues	$61,560		$61,560	$39,261			$39,261
Technology revenues	15,797		15,797	20,909			20,909

Service and Technology revenues	77,357	—	77,357	60,170	—	—	60,170

Hardware sales	72,882		72,882	45,620			45,620

Rebates, revenue share & other payments to channel	(9,159)		(9,159)	(9,780)			(9,780)

Net revenues	141,080	—	141,080	96,010	—	—	96,010

Cost of service revenues	17,705		17,705	17,119			17,119
Cost of technology revenues	13,609		13,609	8,033			8,033
Cost of hardware sales	74,836		74,836	44,647			44,647

Gross profit	34,930	—	34,930	26,211	—	—	26,211

Research and development	22,167		22,167	20,714			20,714
Sales and marketing	18,947		18,947	48,117	(11,615)		36,502
General and administrative	16,296		16,296	14,465			14,465

Operating loss	(22,480)	—	(22,480)	(57,085)	11,615	—	(45,470)

Interest and other income (expense), net	(950)		(950)	1,124	(3,855)		(2,731)
Preferred stock dividend and accretion	—		—	(1,665)	1,445		(220)
Amortization and accretion related to conversion of notes payable	(8,139)	4,471	(3,668)	(24,210)		17,870	(6,340)
Provision for taxes	(449)		(449)	(425)			(425)

Net loss attributable to common stockholders	$(32,018)	$4,471	$(27,547)	$(82,261)	$9,205	$17,870	$(55,186)

Net loss per share - basic and diluted	$(0.48)		$(0.42)	$(1.61)			$(1.08)

Shares used in per share computation	66,784		65,571	51,219			50,989

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2004	January 31, 2003
ASSETS
Cash, cash equivalents and short-term investments	$143,235	$44,201
Accounts receivable, net	12,131	7,110
Inventories	8,566	7,273
Prepaid expenses and other	9,063	11,593
Property and equipment, net	10,896	12,143

Total assets	$183,891	$82,320

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and other current liabilities	$31,967	$36,382
Deferred revenue	80,287	62,450
Convertible notes payable, long term (Face Value $10,450 & $20,450)	6,005	8,185
Total stockholders’ equity (deficit)	65,632	(24,697)

Liabilities & stockholders’ equity (deficit)	$183,891	$82,320

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three months ended		Twelve months ended
	January 31, 2004	January 31, 2003	January 31, 2004	January 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to common stockholders	$(12,361)	$(32,530)	$(32,018)	$(80,596)
Non-cash adjustments to reconcile net loss to net cash provided by operating activities:	6,673	23,426	15,431	51,209
Changes in operating assets and liabilities:
Working capital	5,585	(41)	(8,036)	(18,261)
Long-term prepaid assets and liabilties	(1,042)	419	(482)	(207)
Deferred revenue	14,566	11,174	17,837	14,685

Net cash provided by (used in) operating activities	13,421	2,448	(7,268)	(33,170)

Net cash used in investing activities	(645)	(365)	(2,391)	(1,359)

Net cash provided by financing activities	68,652	1,525	108,693	26,403

NET CHANGE IN CASH AND CASH EQUIVALENTS
Balance at beginning of period	61,807	40,593	44,201	52,327
Balance at end of period	143,235	44,201	143,235	44,201

Net increase (decrease) in cash	$81,428	$3,608	$99,034	$(8,126)

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended		Twelve Months Ended
(Subscriptions in thousands)	January 31, 2004	January 31, 2003	January 31, 2004	January 31, 2003
TiVo Service	130	75	260	150
DIRECTV	200	40	448	95

Total Subscriptions Net Additions	330	115	708	245

TiVo Service	656	396	656	396
DIRECTV	676	228	676	228

Total Cumulative Subscriptions	1,332	624	1,332	624

% of TiVo Service Subscriptions paying recurring fees	40%	34%	40%	34%

Included in the 1,332,000 subscriptions are 14,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenues.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
($’s in thousands)	January 31, 2004	January 31, 2003	January 31, 2004	January 31, 2003
Net loss attributable to common stockholders	$(12,361)	$(32,530)	$(32,018)	$(82,261)
Add back:
Net interest expense	207	556	950	(1,124)
Taxes	297	164	449	425
Depreciation and amortization	6,573	23,111	15,259	45,693

EBITDA	$(5,284)	$(8,699)	$(15,360)	$(37,267)

Preferred stock dividend and accretion	—	—	—	1,665
Stock-based compensation	99	300	173	503
Change in deferred revenues	14,566	11,174	17,837	14,685

ADJUSTED EBITDA	$9,381	$2,775	$2,650	$(20,414)

EBITDA is net loss before net interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA plus the change in deferred revenue over the reporting period, preferred stock dividends and non-cash items related to stock-based compensation.

Preferred stock dividend and accretion represents dividends TiVo was required to pay to the Series A convertible preferred stockholders and the associated issuance costs of the repurchased of Series A convertible preferred stock held by AOL.

Stock-based compensation is the expense related to certain shares of common stock issued to TiVo employees.

Deferred revenues consists of unrecognized service and technology fees that have been collected, however the related service has not yet been provided.